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                                                                Exhibit 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-37974) and in the Post-Effective
Amendment No. 4 to the Registration Statement (Form S-8 No. 2-80895) pertaining to the Oglebay Norton Company Incentive Savings Plan of our report dated April 20, 1994, with respect to the financial statements and schedules of the Oglebay Norton Company Incentive Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                ERNST & YOUNG



Cleveland, Ohio
June 20, 1994